As filed with the Securities and Exchange Commission on October 17, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tivic Health Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4016391
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

47685 Lakeview Blvd.

Fremont, California 94538

(888) 276-6888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer Ernst

Chief Executive Officer

Tivic Health Systems, Inc.

47685 Lakeview Blvd.

Fremont, California 94538

(888) 276-6888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher L. Tinen, Esq.

Caitlin M. Murphey, Esq.

Snell & Wilmer L.L.P.

3611 Valley Centre Drive, Suite 500

San Diego, California 92130

(858) 910-4809

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 17, 2025

1,580,437 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholders named in this prospectus (collectively, the “Selling Stockholders”) of up to 1,580,437 shares of common stock, par value $0.0001 per share, of Tivic Health Systems, Inc. (the “Company,” “we,” “our,” or “us”), consisting of (i) up to 1,352,395 shares of common stock issuable upon conversion of shares of our Series B Non-Voting Convertible Preferred Stock (“Series B Preferred”) issued to Helena Global Investment Opportunities 1 Ltd. (“Helena”) in the “Fourth Tranche” (as defined therein) pursuant to that Securities Purchase Agreement we entered into with Helena on April 29, 2025 (the “Purchase Agreement”), based on the floor price of $1.294 (the “Floor Price”); (ii) up to 195,793 shares of common stock issuable upon exercise of certain warrants to purchase common stock (the “Investor Warrants”) issued to Helena in the Fourth Tranche, together with the shares of Series B Preferred, pursuant to the Purchase Agreement; and (iii) up to 32,249 shares of common stock issuable upon exercise of warrants to purchase common stock (the “Placement Agent Warrants,” and together with the Investor Warrants, the “Warrants”) issued to the designees of Craft Capital Management, LLC (“Craft”) in connection with the Fourth Tranche Closing (in each case, as defined in the Purchase Agreement). See the sections of this prospectus entitled “The Selling Stockholder Transactions” for more information regarding the Purchase Agreement and the transactions contemplated thereby, as well as the engagement agreement entered into with Craft and our issuance of the Placement Agent Warrants, and “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted to the Selling Stockholders. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. However, upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in their shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” on page 21 of this prospectus.

We have agreed to pay certain expenses related to the registration of the offer and sale by the Selling Stockholders of our common stock pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders will bear all commissions, discounts, concessions and other selling expenses, if any, in connection with the sale of their shares of our common stock covered by this prospectus.

Shares of our common stock are listed on the Nasdaq Capital Market of the Nasdaq Stock Market, LLC under the symbol “TIVC.” The last reported sale price of our common stock on the Nasdaq Capital Market on October 15, 2025 was $2.99 per share.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the sections of this prospectus entitled “Prospectus Summary - Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make an investment decision.

____________________

Investing in our common stock involves a high degree of risk. Before making any investment decisions, please read “Risk Factors” beginning on page 11 of this prospectus as well as the risk factors incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is           , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “Commission”), pursuant to which the Selling Stockholders may offer and sell, or otherwise dispose of, the shares of our common stock covered by this prospectus from time to time in one or more transactions, as described under “Plan of Distribution.”

This prospectus provides you with a general description of the securities that the Selling Stockholders may offer. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither we, nor the Selling Stockholders, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Stockholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Tivic Health Systems, Inc., the Tivic logo and other trademarks or service marks of Tivic appearing in this prospectus are the property of Tivic Health Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking” statements, as such term is defined by the Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company, volatility of stock price, commercial viability of our product candidates and any other factors discussed in this and other registrant filings with the Commission.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward- looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

•	our anticipated needs for working capital;

•	our ability to secure additional financing;

•	our ability to continue as a going concern;

•	our ability to sell all of the shares of Series B Preferred pursuant to the terms of the Purchase Agreement, and in accordance with applicable Nasdaq rules, and our ability to register and maintain the registration of the shares issuable thereunder and upon exercise of the Warrants;

•	the Selling Stockholders’ exercise of the Warrants, which may never occur;

•	the Selling Stockholders’ sale of shares of our common stock under this registration statement;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	regulatory or legal developments in the United States and other countries;

•	the level of expenses related to our product development and operations;

•	our efforts to expand our products and our business; and

•	our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under the section of this prospectus entitled “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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PROSPECTUS SUMMARY

The following summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 11 of this prospectus and under similar headings in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q following the most recent Annual Report on Form 10-K before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “Tivic” refer to Tivic Health Systems, Inc.

Business Overview

Tivic is a diversified immunotherapeutics company harnessing the power of the immune and autonomic nervous systems to fight disease and restore health. Our bioelectronic program is developing non-invasive medical devices to meaningfully improve treatment options in neurologic, cardiac and autonomic-related diseases. We currently offer a bioelectronic, FDA-approved over-the-counter device, ClearUP, that treats sinus pain, pressure and congestion. ClearUP is available through online retailers, commercial distributors and at tivichealth.com. Our bioelectronic portfolio today is primarily focused on non-invasive vagus nerve stimulation.

Our Toll-like Receptor 5 (“TLR5”) program focuses on immunotherapeutics that stimulate an underactive immune system. The lead product candidate is the late-stage TLR5 agonist, Entolimod, to treat acute radiation syndrome (“ARS”). We have an investigational new drug (“IND”) application that covers the use of Entolimod to treat ARS, including both hematopoietic (ARS-H) and gastrointestinal (ARS-GI) sub-syndromes, The U.S. Federal Drug Administration (“FDA”) has granted Fast Track designation to Entolimod for the treatment of ARS. We also have an IND application that covers the use of Entolimod to treat advanced cancers, including as an anti-tumor agent and for effects of cancer treatments, and plan to initiate a Phase 2 clinical study of Entolimod for the treatment of neutropenia.

Our focus has substantively shifted from growing the ClearUP business to advancing our biologic and bioelectronic pipeline towards commercial outcomes.

Current Commercial Product

We currently market one commercial product under the brand name “ClearUP Sinus Pain Relief.” ClearUP is built on our patented, handheld neuromodulation design and was developed by Tivic for the treatment of sinus and allergy-related conditions. It uses ultra-low current electrical waves to relieve sinus pain and congestion symptoms that are prevalent in nasal allergies, sinus infections, chronic sinusitis, cold and flu as part of sinonasal immune responses. ClearUP has been approved by the FDA for the indications of temporary relief of sinus pain associated with allergic rhinitis and temporary relief of congestion. ClearUP is the first FDA-approved bioelectronic treatment of the foregoing indications.

Customers can purchase ClearUP products directly from Tivic via our own website and through major online stores, including Amazon, Walmart, BestBuy, FSAStore and HSA Store. These channels are serviced, in part, through distribution agreements with McKesson, Cardinal Health and Cencora (previously Amerisource Bergen) or are directly managed by the Company.

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Clinical Pipeline

Non-invasive Cervical Vagus Nerve Stimulation (“ncVNS”)

We have also developed a proprietary approach to precision ncVNS based on our experience building evidence-based bioelectronic therapeutics. The vagus nerve is the tenth cranial nerve and the longest autonomic nerve in the body. The vagus nerve is responsible for regulating several bodily functions, including system immune responses, digestion, heart rate, breathing, cardiovascular activity, and visceral reflexes. Because the vagus nerve regulates the immune system and many organ systems associated with chronic disease, modulating activity in this nerve pathway is of significant interest in the healthcare industry.

Vagus nerve stimulation (“VNS”) has been steadily emerging as a transformative technology in medicine, mostly based on surgically implanted simulators. Polaris Market Research forecasts that the VNS market will be worth $21 billion in the next five years, growing at a compounded annual growth rate of 10.6%. Implanted stimulators have been approved for, or are nearing approval for, treatment of depression, post-traumatic stress disorder, epilepsy, chronic stroke and rheumatoid arthritis in the U.S. and additional conditions overseas. The companies behind these devices are driving both practitioner awareness and reimbursement pathways.

Our approach to non-invasive cervical VNS aims to leverage improvements in engineering, circuitry, and stimulation parameters to increase efficacy and reliability compared to the current state of the art in both implanted and non-invasive medical devices. We have completed an initial clinical validation study with the Feinstein Institute for the Bioelectronic Medicine at Northwell Health (“Feinstein”). The study had the following results: (i) compared to baseline measurement, our ncVNS intervention resulted in a 97% increase in the root mean square of successive differences measure of heart rate variability, which is a widely accepted proxy for vagus nerve activity; (ii) measurements of brain activity using electroencephalogram demonstrated that our ncVNS intervention increased frontal theta power by 24% and reduced gamma power in several brain regions, including a 66% reduction in frontal gamma power (these changes in brain activity are consistent with reduced arousal and anxiety); and (iii) during ncVNS stimulation, subjects had sustained pupil constriction, a 9.5% reduction in pupil diameter, an outcome associated with engagement of the vagus nerve and activation of the parasympathetic nervous system.

Based upon these encouraging results, in May 2024, we initiated a second collaborative research study with Feinstein to identify VNS device parameters, including frequency, signal parameters, electrode placement and duration of treatment, that deliver the optimal effect on autonomic nervous system (“ANS”) function (elsewhere referred to as our “optimization study”). In September 2024, we announced approval for the contracted clinical work by Northwell Health’s Institutional Review Board, required before enrollment of subjects. In October 2024, we announced enrollment of the first subject in this optimization study for our patent pending, non-invasive VNS device. Enrollment was completed in November 2024. In early 2025, following the completion of two rounds of study visits, we expanded the protocol to include additional parameters for optimization, leading to additional intellectual property, including those claims covered in various patent filings. In June 2025, we announced the completion of the optimization study, noting that findings reinforce the importance of personalization for therapeutic efficacy. The results of the study are expected to be released later this year, following patent filings, and will be used to inform clinical indication priority and commercial development.

In September 2024, we also partnered with Fletcher Spaght, Inc., a leading healthcare growth strategy firm, to accelerate development of our commercial strategy for ncVNS. The firm has completed a comprehensive market assessment of our ncVNS technology drawing from outcomes from our clinical study results. Fletcher Spaght initially identified approximately 30 potential medical use cases for our ncVNS technology in neurologic, cardiac, psychiatric and autonomic nervous system diseases. Working closely with our scientific and clinical leadership, the firm has identified a set of prioritized target indications with the strongest potential for market entry, based on market research, clinical reviews and interviews with key opinion leaders and players.

We intend to overlay the results of the clinical research with our proprietary market research to prioritize targets for disease-specific trials.

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Toll-like Receptor 5 Agonist

As announced on February 12, 2025, we recently acquired worldwide exclusive license rights from Statera Biopharma, Inc. (“Statera”) to the late-stage TLR5 agonist Entolimod for the treatment of ARS. In addition, we acquired an exclusive option to license five additional indications and clinical use cases for Entolimod and immune-optimized second-generation product candidate, Entolasta, pursuant to which, on March 28, 2025, we exercised our option to acquire an exclusive worldwide license to the neutropenia indication for Entolimod. Entolimod and Entolasta have been the subject of more than forty animal and human trials and $140 million of prior investment, including $35.6 million from the Department of Defense, Defense Threats Reduction Agency, NASA, National Institutes of Health and the Department of Army. The FDA has granted Fast Track and Orphan Drug designation to Entolimod for the prevention and treatment of ARS and to mitigate the likelihood of death following a potential lethal dose of total body ionization during or after a radiation disaster.

Our immediate focus with Entolimod will be validation of the manufacturing process, including first lot manufacturing and bioequivalency testing sufficient to submit a biologics license application (“BLA”) to the FDA. A BLA is a submission to the FDA requesting to market a biologic product in the United States. The FDA uses the information and testing results presented in the BLA to ensure that biologic processes meet rigorous safety, purity and potency standards. If the BLA is approved, the FDA will issue us a biologics license, at which point we may begin marketing of the biologic compound in the United States. Prior to such approval, we may have opportunities to market Entolimod for emergency use in markets outside of the United States. In addition, we have an active IND application for oncology-related applications and intend to use it to initiate a Phase 2 clinical study for Entolimod for the treatment of neutropenia.

Risks Associated with this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with this offering include:

•	Investors who buy shares at different times will likely pay different prices.
•	The sale of a substantial number of shares of our common stock by the Selling Stockholders may cause the price of our common stock to decline.
•	Our management will have broad discretion over the use of the net proceeds from our sale of shares of Series B Preferred to Helena pursuant to the Purchase Agreement and from the Selling Stockholders’ exercise of Warrants and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
•	You may experience additional dilution as a result of future equity offerings.

The Selling Stockholder Transactions

Craft Engagement Agreement

On March 18, 2025, we entered into an engagement letter agreement (the “Craft Engagement Agreement”) with Craft, pursuant to which Craft agreed to serve as the Company’s placement agent in connection with certain transactions, including for the sale and issuance of securities pursuant to the Purchase Agreement. As compensation for such placement agent services, we agreed to pay Craft an aggregate cash fee equal to 8.0% of the gross proceeds received by us from sales to Helena pursuant to the Purchase Agreement. We also agreed to issue to Craft or its designees Placement Agent Warrants to purchase that number of shares of common stock equal to 6% of the gross proceeds of each Tranche of the Offering. Each Placement Agent Warrant will be exercisable upon issuance, expire four years from the date of issuance and have an exercise price equal to 110% of the closing price of our common stock on the Nasdaq Capital Market on the date of the applicable Tranche Closing. Additionally, we granted Craft (and its designees) piggyback registration rights with respect to the shares of our common stock underlying the Placement Agent Warrants.

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Securities Purchase Agreement, Series B Preferred and Investor Warrant Terms

On April 29, 2025, we entered into the Purchase Agreement with Helena, pursuant to which, subject to the conditions set forth therein, we shall sell to Helena, and Helena shall purchase from us, up to 8,400 shares of the our Series B Preferred and Investor Warrants to purchase shares of the our common stock for a total purchase price of up to $8,400,000 (the “Offering”) in several tranche closings (each, a “Tranche Closing”).

The Purchase Agreement provides that the Offering shall be conducted through six separate Tranche Closings, pursuant to which, subject to satisfaction of the applicable closing conditions set forth in the Purchase Agreement, we shall sell and issue Helena up to an aggregate of 8,400 shares of Series B Preferred as follows: (i) 700 shares of Series B Preferred, for $700,000, in the initial Tranche Closing, which occurred on June 25, 2025; (ii) 700 shares of Series B Preferred, for $700,000, in the second Tranche Closing, which occurred on July 31, 2025; (iii) 1,750 shares of Series B Preferred, for $1,750,000, in the third Tranche Closing, which occurred on September 26, 2025; (iv) 1,750 shares of Series B Preferred, for $1,750,000, in the fourth Tranche Closing, which occurred on August 21, 2025 and the underlying shares of common stock of which are being registered hereunder; (v) 1,750 shares of Series B Preferred, for $1,750,000, in the fifth Tranche Closing, which shall be consummated 20 trading days after the fourth Tranche Closing; and (vi) 1,750 shares of Series B Preferred, for $1,750,000, in the final Tranche Closing, which shall be consummated 20 trading days after the fifth Tranche Closing.

In addition to the shares of Series B Preferred to be sold and issued to Helena in the Offering, at each Tranche Closing we shall also issue Helena an Investor Warrant to purchase that number of shares of our common stock equal to 30% of shares of common stock issuable upon conversion in full of the shares of Series B Preferred issued at the same Tranche Closing. Each Investor Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and Stockholder Approval), expire five years from the date of issuance, and have an initial exercise price equal to the average closing price of the our common stock during the prior five trading days preceding each Tranche Closing (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Investor Warrant).

In the event that the average closing price of our common stock during the prior three trading days preceding a Tranche Closing date shall not be equal to or greater than the Floor Price, then the applicable Tranche Closing shall be delayed until such time as the price meets the required threshold for a period of five consecutive trading days. Notwithstanding the foregoing, Helena has the ability, subject to our prior written consent, to purchase any number of shares of Series B Preferred prior to the dates of the Tranche Closings provided for in the Purchase Agreement.

The consummation of the transactions contemplated by the Purchase Agreement is subject to various customary closing conditions. The Purchase Agreement contains customary termination provisions for Helena under certain limited circumstances and the Purchase Agreement will automatically terminate if any Tranche Closing has not occurred prior to December 31, 2025.

In connection with the Purchase Agreement, the Company and Helena also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file with the Commission a registration statement covering the shares of common stock issuable upon the conversion of our Series B Preferred issuable to Helena pursuant to the Purchase Agreement and the shares of common stock issuable upon the exercise of the Investor Warrants issuable to Helena pursuant to the Purchase Agreement (collectively, the “Registrable Securities”) so as to permit the resale of such securities by Helena. We shall use commercially reasonable efforts to keep this registration statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and available for the resale by Helena of all of the Registrable Securities covered thereby at all times until the date on which Helena shall have sold all the Registrable Securities or they cease to require registration pursuant to the Registration Rights Agreement.

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Initial Tranche

On June 25, 2025, the Company and Helena held the initial tranche closing (the “Initial Tranche Closing”), as set forth in Section 2.3(c) of the Purchase Agreement, whereby Helena paid $700,000 to the Company for the purchase of 700 shares of Series B Preferred (the “Initial Tranche Preferred Shares”) and Investor Warrants to purchase 61,287 shares of Company common stock, with an initial exercise price of $3.85 per share, thereby completing the Initial Tranche Closing and formally issuing the Initial Tranche Preferred Shares and Investor Warrants. On August 21, 2025, in connection with closing of the Third Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Initial Tranche was reduced to $3.372 per share. On September 26, 2025, in connection with closing of the Fourth Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Initial Tranche was further reduced to $3.04 per share. The shares of common stock issuable upon conversion or exercise, respectively, of the Initial Tranche Preferred Shares and Investor Warrants were previously registered under a separate registration statement and are not being registered hereunder.

Additionally, as consideration for placement agent services rendered by Craft in connection therewith, we paid Craft $56,000 at closing of the Initial Tranche and issued Placement Agent Warrants to purchase an aggregate of 10,000 shares of our common stock to the designees of Craft, which Placement Agent Warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $4.20 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on June 25, 2025). The shares of our common stock issuable upon exercise of the Placement Agent Warrants issued on June 25, 2025 were previously registered under a separate registration statement and are not being registered hereunder.

Between July 31, 2025 and August 15, 2025, Helena converted all 700 Initial Tranche Preferred Shares issued to Helena in connection with the Initial Tranche Closing into an aggregate of 244,597 shares of common stock.

Second Tranche

On July 31, 2025, the Company and Helena held the second tranche closing (the “Second Tranche Closing”), as set forth in Section 2.3(d) of the Purchase Agreement, whereby Helena paid $700,000 to the Company for the purchase of 700 shares of Series B Preferred (the “Second Tranche Preferred Shares”) and Investor Warrants to purchase 64,065 shares of Company common stock, with an initial exercise price of $3.966, thereby completing the Second Tranche Closing and formally issuing the Second Tranche Preferred Shares and Investor Warrants. On August 21, 2025, in connection with closing of the Third Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Second Tranche was reduced to $3.372 per share. On September 26, 2025, in connection with closing of the Fourth Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Second Tranche was further reduced to $3.04 per share. The shares of common stock issuable upon conversion or exercise, respectively, of the Second Tranche Preferred Shares and Investor Warrants were previously registered under a separate registration statement and are not being registered hereunder.

Additionally, as consideration for placement agent services rendered by Craft in connection therewith, we paid Craft $56,000 at closing of the Second Tranche and issued Placement Agent Warrants to purchase an aggregate of 11,068 shares of our common stock to the designees of Craft, which Placement Agent Warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $3.795 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on July 31, 2025). The shares of our common stock issuable upon exercise of the Placement Agent Warrants issued on July 31, 2025 were previously registered under a separate registration statement and are not being registered hereunder.

Between August 15, 2025 and October 8, 2025, Helena converted all 700 Second Tranche Preferred Shares issued to Helena in connection with the Second Tranche Closing into an aggregate of 252,710 shares of common stock.

Third Tranche

On August 21, 2025, the Company and Helena held the third tranche closing (the “Third Tranche Closing”), as set forth in Section 2.3(e) of the Purchase Agreement, whereby Helena paid $1,750,000 to the Company for the purchase of 1,750 shares of Series B Preferred (the “Third Tranche Preferred Shares”) and Investor Warrants to purchase 188,842 shares of Company common stock, with an initial exercise price of $3.372, thereby completing the Third Tranche Closing and formally issuing the Third Tranche Preferred Shares and Investor Warrants. On September 26, 2025, in connection with closing of the Fourth Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Third Tranche was reduced to $3.04 per share. The shares of common stock issuable upon conversion or exercise, respectively, of the Third Tranche Preferred Shares and Investor Warrants were previously registered under a separate registration statement and are not being registered hereunder.

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Additionally, as consideration for placement agent services rendered by Craft in connection therewith, we paid Craft $140,000 at closing of the Third Tranche and issued Placement Agent Warrants to purchase an aggregate of 29,830 shares of our common stock to the designees of Craft, which Placement Agent Warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $3.52 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on August 21, 2025). The shares of our common stock issuable upon exercise of the Placement Agent Warrants issued on August 21, 2025 were previously registered under a separate registration statement and are not being registered hereunder.

As of October 15, 2025, all 1,750 of the Third Tranche Preferred Shares remain outstanding.

Fourth Tranche

On September 26, 2025, the Company and Helena held the fourth tranche closing (the “Fourth Tranche Closing”), as set forth in Section 2.3(f) of the Purchase Agreement, whereby Helena paid $1,750,000 to the Company for the purchase of 1,750 shares of Series B Preferred (the “Fourth Tranche Preferred Shares”) and Investor Warrants to purchase 195,793 shares of Company common stock, with an initial exercise price of $3.04, thereby completing the Fourth Tranche Closing and formally issuing the Fourth Tranche Preferred Shares and Investor Warrants. The shares of common stock issuable upon conversion or exercise, respectively, of the Fourth Tranche Preferred Shares and Investor Warrants are being registered hereunder.

Additionally, as consideration for placement agent services rendered by Craft in connection therewith, we paid Craft $140,000 at closing of the Fourth Tranche and issued Placement Agent Warrants to purchase an aggregate of 32,249 shares of our common stock to the designees of Craft, which Placement Agent Warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $3.256 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on September 26, 2025). The shares of our common stock issuable upon exercise of the Placement Agent Warrants issued on September 26, 2025 are being registered hereunder.

As of October 15, 2025, all 1,750 of the Fourth Tranche Preferred Shares remain outstanding.

Reverse Stock Splits

Reverse Stock Split - 2025

Effective March 7, 2025, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-17. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 17. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon conversion of outstanding preferred stock and upon exercise of options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this prospectus, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Reverse Stock Split - 2023

Effective August 23, 2023, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-100. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of our common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to completion of the reverse stock split divided by 100. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding pursuant to such terms. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

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All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon exercise of the options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this registration statement, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

•	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;
•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;
•	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
•	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and
•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the completion of this offering; (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

The Company was incorporated in California in September 2016 and reincorporated as a Delaware corporation in June 2021. Our principal executive offices are located at 47685 Lakeview Boulevard, Fremont, California 94538. Our telephone number is (888) 276-6888. Our website address is www.tivichealth.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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The Offering

Shares of Common Stock Offered for Resale by the Selling Stockholders:	Up to 1,580,437 shares of our common stock, consisting of (i) up to 1,352,395 shares of common stock issuable upon conversion of shares of our Series B Preferred issued to Helena in the Fourth Tranche pursuant to the Purchase Agreement, based on the Floor Price; (ii) up to 195,793 shares of common stock issuable upon exercise of the Investor Warrants issued to Helena in the Fourth Tranche together with the Series B Preferred shares pursuant to the Purchase Agreement; and (iii) up to 32,249 shares of common stock issuable upon exercise of Placement Agent Warrants issued to the designees of Craft in connection with the Fourth Tranche Closing.

Use of Proceeds:	The Selling Stockholders will receive all of the proceeds from the sale of the shares of common stock offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants. Any proceeds we receive are expected to be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors:	Investing in our common stock involves risks. Please refer to the information contained under the heading “Risk Factors” beginning on page 11 of this prospectus and the other information included or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before investing our securities.

Trading Symbol:	Shares of our common stock are listed on the Nasdaq Capital Market under the ticker symbol “TIVC.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement before deciding whether to invest in out securities. The occurrence of any of the events or developments described below and in our filings with the Commission could harm our business, financial condition, operating results, and/or growth prospects.

The risks described below and in our filings with the Commission are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, tariffs, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below and in our filings with the Commission could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. This prospectus is qualified in its entirety by these risk factors.

Investors who buy shares at different times will likely pay different prices.

The Selling Stockholders may resell all, some or none of their shares at any time or from time to time in their discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholders in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of future sales made by the Selling Stockholders to purchasers in this offering.

The sale of a substantial number of shares of our common stock by the Selling Stockholders may cause the price of our common stock to decline.

We are registering for resale by the Selling Stockholders up to 1,580,437 shares of our common stock under this prospectus. In addition to the shares of common stock being registered hereunder, the Selling Stockholders may also sell, from time to time, up to an additional 1,717,487 shares of common stock that we may issue to them upon conversion of outstanding shares of Series B Preferred and Warrants previously issued to the Selling Stockholders, as applicable, in connection with the First, Second and Third Tranche Closings, all of which shares are registered for resale under other registration statements. If the Selling Stockholders sell, or the market perceives that the Selling Stockholders intend to sell, a substantial number of shares of our common stock in the public market, the price of our common stock may decline. The shares of common stock offered under this prospectus and under previous registration statements represent a significant number of shares in comparison to the number of shares of our common stock currently outstanding, and if sold in the market all at once or at approximately the same time, could depress the market price of our common stock. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of Series B Preferred pursuant to the Purchase Agreement and exercise of Warrants, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. However, upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants. Our management will have broad discretion as to the use of those net proceeds from such exercises, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may sell additional shares of our common stock or other securities convertible into or exchangeable for shares or our common stock, including in future tranches under the Purchase Agreement. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share that you purchase the shares of common stock being offered hereunder by the Selling Stockholders.

As a result of the shutdown of the federal government, we have determined to rely on Section 8(a) of the Securities Act to cause the registration statement of which this prospectus forms a part to become effective automatically. Our reliance on Section 8(a) could result in a number of adverse consequences, including the potential for a need for us to file a post-effective amendment and distribute an updated prospectus to investors, or a stop order issued preventing use of the registration statement, and a corresponding stock price decline, litigation, reputational harm or other negative results.

The registration statement of which this prospectus forms a part is expected to become automatically effective by operation of Section 8(a) of the Securities Act on the 20th calendar day after the dated is filed with the Commission, in lieu of the Commission declaring the registration statement effective following the completion of its review. Although our reliance on Section 8(a) does not relieve us and other parties from the responsibility for the adequacy and accuracy of the disclosure set forth in the registration statement and for ensuring that the registration statement complies with applicable requirements, use of Section 8(a) poses a risk that, after the date of this prospectus, we may be required to file a post-effective amendment to the registration statement and distribute an updated prospectus to investors, or otherwise abandon this offering, if changes to the information in this prospectus are required, or if a stop order under Section 8(d) of the Securities Act prevents continued use of the registration statement. These or similar events could cause the trading price of our common stock to decline, result in securities class action or other litigation, and subject us to significant monetary damages, reputational harm and other negative results.

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THE SELLING STOCKHOLDER TRANSACTIONS

The following provides a summary of the transaction entered into with the Selling Stockholders pursuant to which they received, or are entitled to receive, the shares of our common stock being registered hereby for resale by the Selling Stockholders. The following summary of such transaction does not purport to be complete and are subject to, and qualified in its entirety by, the forms of transaction documents entered into in connection with such transactions, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated herein by reference. You should carefully read this entire prospectus, including the information incorporated herein by reference.

Craft Engagement Agreement

On March 18, 2025, we entered into the Craft Engagement Agreement with Craft, pursuant to which Craft agreed to serve as the Company’s placement agent in connection with certain transactions, including for the sale and issuance of securities in the Offering pursuant to the Purchase Agreement. As compensation for such placement agent services, we agreed to pay Craft an aggregate cash fee equal to 8.0% of the gross proceeds received by us from sales to Helena pursuant to the Purchase Agreement. We also agreed to issue to Craft or its designees Placement Agent Warrants to purchase that number of shares of common stock equal to 6% of the gross proceeds of each Tranche of the Offering. Each Placement Agent Warrant will be exercisable upon issuance, expire four years from the date of issuance and have an exercise price equal to 110% of the closing price of our common stock on the Nasdaq Capital Market on the date of the applicable Tranche Closing. Additionally, we granted Craft (and its designees) piggyback registration rights with respect to the shares of our common stock underlying the Placement Agent Warrants.

Securities Purchase Agreement

On April 29, 2025, we entered into the Purchase Agreement with Helena, pursuant to which, subject to satisfaction of the applicable closing conditions set forth therein, we shall sell and issue to Helena, through six separate Tranche Closings, up to an aggregate of 8,400 shares of Series B Preferred as follows: (i) 700 shares of Series B Preferred, for $700,000, in the initial Tranche Closing, which has occurred; (ii) 700 shares of Series B Preferred, for $700,000, in the second Tranche Closing, which has also occurred; (iii) 1,750 shares of Series B Preferred, for $1,750,000, in the third Tranche Closing, which has occurred; (iv) 1,750 shares of Series B Preferred, for $1,750,000, in the fourth Tranche Closing, which has also occurred and for which we are registering the underlying shares of common stock hereunder; (v) 1,750 shares of Series B Preferred, for $1,750,000, in the fifth Tranche Closing, which shall be consummated 20 trading days after the fourth Tranche Closing; and (vi) 1,750 shares of Series B Preferred, for $1,750,000, in the final Tranche Closing, which shall be consummated 20 trading days after the fifth Tranche Closing.

Subject to certain beneficial ownership limitations, at any time after the issuance date, each holder of Series B Preferred shall have the right, at such holder’s option, to convert any or all of the shares of Series B Preferred held by such holder into fully paid and nonassessable shares of our common stock. The number of shares of common stock issuable upon conversion of each share of Series B Preferred shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series B Preferred plus all accrued and unpaid dividends thereon by (ii) the Conversion Price in effect on the date of conversion.

In addition to the shares of Series B Preferred to be sold and issued to Helena in the Offering, at each Tranche Closing we shall also issue Helena an Investor Warrant to purchase that number of shares of our common stock equal to 30% of shares of common stock issuable upon conversion in full of the shares of Series B Preferred issued at the same Tranche Closing. Each Investor Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations), expire five years from the date of issuance, and have an initial exercise price equal to the average closing price of our common stock during the prior five trading days preceding each Tranche Closing (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Investor Warrant). In the event that Investor Warrants issued to Helena in a subsequent Tranche Closing have a lower exercise price than those Investor Warrants outstanding as of such later Tranche Closing, immediately after the Tranche Closing the exercise price of all outstanding Investor Warrants held by Helena shall automatically be reduced to equal such lower exercise price of the Investor Warrants issued in such Tranche Closing.

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In the event that the average closing price of the Company’s common stock during the prior three trading days preceding a Tranche Closing date shall not be equal to or greater than the Floor Price, then the applicable Tranche Closing shall be delayed until such time as the price meets the required threshold for a period of five consecutive trading days. Notwithstanding the foregoing, Helena has the ability, subject to prior written consent of the Company, to purchase any number of shares of Series B Preferred prior to the dates of the Tranche Closings provided for in the Purchase Agreement.

The consummation of the transactions contemplated by the Purchase Agreement is subject to various customary closing conditions. Pursuant to the Purchase Agreement, subject to certain exceptions, for so long as any shares of Series B Preferred remain outstanding (the “ROFR Period”), Helena will have a right of first refusal to with respect to any investment proposed to be made by any other person for each and every future variable rate transaction during the ROFR Period. Additionally, subject to certain exceptions, for so long as Helena holds any shares of Series B Preferred, Investor Warrants, or shares of common stock issued upon conversion of the Series B Preferred or exercise of the Investor Warrants, Helena shall have the right to participate in any subsequent financing for up to 20% of such financing. Moreover, for so long as any shares of Series B Preferred remain outstanding, subject to certain exceptions, Helena shall have the right to require us to use 25% of the proceeds received by us from any future financing to redeem any shares of Series B Preferred held by Helena in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock (the “Certificate of Designation”).

The Purchase Agreement contains certain termination rights, representations, warranties, covenants and events of default. The Purchase Agreement will automatically terminate if any Tranche Closing has not occurred prior to December 31, 2025.

Helena has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

In connection with the Purchase Agreement, we also entered the Registration Rights Agreement with Helena, pursuant to which we agreed to file a registration statement with the Commission covering the Registrable Securities so as to permit the resale of such securities Helena. We shall use commercially reasonable efforts to keep the registration statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act, and available for the resale by Helena of all of the Registrable Securities covered thereby at all times until the date on which Helena shall have sold all the Registrable Securities or they cease to require registration pursuant to the Registration Rights Agreement.

Series B Preferred

On April 29, 2025, in connection with the Offering, we filed the Certificate of Designation with the Delaware Secretary of State. The Certificate of Designation became effective upon filing and designates 8,400 shares of our preferred stock as Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

Ranking. The Series B Preferred ranks senior to our common stock and Series A Non-Voting Convertible Preferred stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends. The holders of outstanding shares of Series B Preferred shall be entitled to cumulative dividends at an annual rate of 10% of the Stated Value per share. Dividends shall accrue from the date of each such Tranche Closing, and for as long as any shares of Series B Preferred remain issued and outstanding and are payable quarterly in arrears. At our option, dividends on the Series B Preferred may be paid in (i) cash, (ii) by adding the amount of dividends payable on such date to the aggregate Stated Value of such holder’s shares of Series B Preferred (“PIK Dividends”), or (iii) any combination of cash and PIK Dividends. The Stated Value shall initially be $1,000 per share, subject to adjustment in the event of any stock dividend (including PIK Dividends), stock split, combination, recapitalization, or other similar event affecting such shares.

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Voting. Except as otherwise provided by the Certificate of Designation or required by law, the Series B Preferred does not have voting rights. However, as long as any shares of Series B Preferred are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series B Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, our amended and restated certificate of incorporation, as amended (the “Charter”), or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred, (ii) issue further shares of Series B Preferred, or (iii) enter into any agreement with respect to any of the foregoing.

Conversion. Subject to certain beneficial ownership limitations, at any time after the issuance date, each holder of Series B Preferred shall have the right, at such holder’s option, to convert any or all of the shares of Series B Preferred held by such holder into fully paid and nonassessable shares of our common stock. The number of shares of common stock issuable upon conversion of each share of Series B Preferred shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series B Preferred plus all accrued and unpaid dividends thereon by (ii) the Conversion Price in effect on the date of conversion. The Conversion Price in effect on any conversion date shall be equal to 90% of the lowest closing volume-weighted average price of our common stock on the Nasdaq Capital Market for the five trading days immediately preceding the date of the conversion notice delivered by the holder, subject to adjustment, provided, however, that in no event shall the Conversion Price be lower than $1.294 per share, the Floor Price, subject to adjustment.

Liquidation. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds, or proceeds available for distribution of the Company to the holders of common stock or any other class or series of capital stock ranking junior to the Series B Preferred upon liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends thereon or (ii) the amount that such Holder would receive if such Holder converted all of its shares of Series B Preferred into common stock immediately prior to such liquidation, dissolution or winding up.

Redemption. We may, at any time and in our sole discretion, request to redeem all or any portion of the outstanding shares of Series B Preferred at a price equal to 115% of the Stated Value plus all accrued and unpaid dividends thereon by providing the holder at least 10 days prior written notice, during which 10 day period the holder thereof shall have the right to convert such holder’s shares of Series B Preferred into shares of our common stock. Upon the closing of any equity or equity-linked financing by the Company after the issuance date, the holder shall have the right, but not the obligation, to require us to redeem, out of the proceeds of such financing, up to 25% of the aggregate amount of net proceeds raised in the financing, outstanding shares of Series B Preferred at a per share price equal to the Stated Value plus all accrued and unpaid dividends thereon, provided that such right shall expire 5 days after the holder receives notice from us of the consumption of a financing.

Initial Tranche

On June 25, 2025, the Company and Helena held the Initial Tranche Closing, as set forth in Section 2.3(c) of the Purchase Agreement, whereby Helena paid $700,000 to the Company for the purchase of 700 shares of Series B Preferred and Investor Warrants to purchase 61,287 shares of Company common stock, thereby completing the Initial Tranche Closing and formally issuing the Initial Tranche Preferred Shares and Investor Warrants. On August 21, 2025, in connection with closing of the Third Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Initial Tranche was reduced to $3.372 per share. On September 26, 2025, in connection with closing of the Fourth Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Initial Tranche was further reduced to $3.04 per share. The shares of common stock issuable upon conversion or exercise, respectively, of the Initial Tranche Preferred Shares and Investor Warrants were previously registered under a separate registration statement and are not being registered hereunder.

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Additionally, as consideration for placement agent services rendered by Craft in connection therewith, we paid Craft $56,000 at closing of the Initial Tranche and issued Placement Agent Warrants to purchase an aggregate of 10,000 shares of our common stock to the designees of Craft, which Placement Agent Warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $4.20 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on June 25, 2025). The shares of our common stock issuable upon exercise of the Placement Agent Warrants issued on June 25, 2025 were previously registered under a separate registration statement and are not being registered hereunder.

Between July 31, 2025 and August 15, 2025, Helena converted all 700 Initial Tranche Preferred Shares issued to Helena in connection with the Initial Tranche Closing into an aggregate of 244,597 shares of common stock.

Second Tranche

On July 31, 2025, the Company and Helena held the Second Tranche Closing, as set forth in Section 2.3(d) of the Purchase Agreement, whereby Helena paid $700,000 to the Company for the purchase of 700 shares of Series B Preferred and Investor Warrants to purchase 64,065 shares of Company common stock, thereby completing the Second Tranche Closing and formally issuing the Second Tranche Preferred Shares and Investor Warrants. On August 21, 2025, in connection with closing of the Third Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Second Tranche was reduced to $3.372 per share. On September 26, 2025, in connection with closing of the Fourth Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Second Tranche was further reduced to $3.04 per share. The shares of common stock issuable upon conversion or exercise, respectively, of the Second Tranche Preferred Shares and Investor Warrants were previously registered under a separate registration statement and are not being registered hereunder.

Additionally, as consideration for placement agent services rendered by Craft in connection therewith, we paid Craft $56,000 at closing of the Second Tranche and we issued Placement Agent Warrants to purchase an aggregate of 11,068 shares of our common stock to the designees of Craft, which Placement Agent Warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $3.795 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on July 31, 2025). The shares of our common stock issuable upon exercise of the Placement Agent Warrants issued on July 31, 2025 were previously registered under a separate registration statement and are not being registered hereunder.

Between August 15, 2025 and October 8, 2025, Helena converted all 700 Second Tranche Preferred Shares issued to Helena in connection with the Second Tranche Closing into an aggregate of 252,710 shares of common stock.

Third Tranche

On August 21, 2025, the Company and Helena held the Third Tranche Closing, as set forth in Section 2.3(e) of the Purchase Agreement, whereby Helena paid $1,750,000 to the Company for the purchase of 1,750 shares of Series B Preferred (the “Third Tranche Preferred Shares”) and Investor Warrants to purchase 188,842 shares of Company common stock, with an initial exercise price of $3.372, thereby completing the Third Tranche Closing and formally issuing the Third Tranche Preferred Shares and Investor Warrants. On September 26, 2025, in connection with closing of the Fourth Tranche and pursuant to the Investor Warrants, the exercise price of the Investor Warrants issued to Helena in the Third Tranche was reduced to $3.04 per share. The shares of common stock issuable upon conversion or exercise, respectively, of the Third Tranche Preferred Shares and Investor Warrants were previously registered under a separate registration statement and are not being registered hereunder.

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Additionally, as consideration for placement agent services rendered by Craft in connection therewith, we paid Craft $140,000 at closing of the Third Tranche and issued Placement Agent Warrants to purchase an aggregate of 29,830 shares of our common stock to the designees of Craft, which Placement Agent Warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $3.52 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on August 21, 2025). The shares of our common stock issuable upon exercise of the Placement Agent Warrants issued on August 21, 2025 were previously registered under a separate registration statement and are not being registered hereunder.

As of October 15, 2025, all 1,750 of the Third Tranche Preferred Shares remain outstanding.

Fourth Tranche

On September 26, 2025, the Company and Helena held the Fourth Tranche Closing, as set forth in Section 2.3(f) of the Purchase Agreement, whereby Helena paid $1,750,000 to the Company for the purchase of 1,750 shares of Series B Preferred (the “Fourth Tranche Preferred Shares”) and Investor Warrants to purchase 195,793 shares of Company common stock, with an initial exercise price of $3.04, thereby completing the Fourth Tranche Closing and formally issuing the Fourth Tranche Preferred Shares and Investor Warrants. The shares of common stock issuable upon conversion or exercise, respectively, of the Fourth Tranche Preferred Shares and Investor Warrants are being registered hereunder.

Additionally, as consideration for placement agent services rendered by Craft in connection therewith, we paid Craft $140,000 at closing of the Fourth Tranche and issued Placement Agent Warrants to purchase an aggregate of 32,249 shares of our common stock to the designees of Craft, which Placement Agent Warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $3.256 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on September 26, 2025). The shares of our common stock issuable upon exercise of the Placement Agent Warrants issued on September 26, 2025 are being registered hereunder.

As of October 15, 2025, all 1,750 of the Fourth Tranche Preferred Shares remain outstanding.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants.

We currently intend to use proceeds that we have received pursuant to the Purchase Agreement and, upon exercise of the Warrants, if ever, for general corporate purposes, including operating expenses, capital expenditures and working capital. We have broad discretion in determining how the proceeds we receive, if any, will be used, and our discretion is not limited by the aforementioned possible uses. As we are unable to predict the timing or amount of exercise of the Warrants by the Selling Stockholders, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such securities. We may use the proceeds for purposes that are not contemplated at the time of this offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

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SELLING STOCKHOLDERS

This prospectus covers the possible sale, or other disposition, from time to time by the Selling Stockholders, including their pledgees, donees, transferees, assigns or other successors in interest, of up to 1,580,437 shares of our common consisting of (i) up to 1,352,395 shares of common stock issuable upon conversion of shares of our Series B Preferred issued to Helena in the Fourth Tranche (as defined therein) pursuant to the Purchase Agreement, based on the Floor Price of $1.294; (ii) up to 195,793 shares of common stock issuable upon exercise of Investor Warrants issued to Helena in the Fourth Tranche together with the shares of Series B Preferred pursuant to the Purchase Agreement; (iii) up to 32,249 shares of common stock issuable upon exercise of Placement Agent Warrants issued to the designees of Craft in connection with the Fourth Tranche Closing. Other than the transactions described under the section of this prospectus entitled “The Selling Stockholder Transactions,” the Selling Stockholders have not had any material relationship with us within the past three years. We will incur all costs associated with this prospectus and the registration statement of which it is a part.

The below table sets forth certain information with respect to the Selling Stockholders, including (a) the shares of our common stock beneficially owned by the Selling Stockholders prior to this offering, based on the Floor Price and not taking account any limitations on conversion of the Series B Preferred and exercise of the Warrants held by the Selling Stockholders, including the Beneficial Ownership Limitation (defined below); (b) the number of shares of our common stock being offered by the Selling Stockholders pursuant to this prospectus; and (c) the Selling Stockholders’ beneficial ownership of our common stock after completion of this offering, assuming that all of the shares of common stock covered by this prospectus (but none of the other shares, if any, held by the Selling Stockholders) are sold to third parties in this offering.

Pursuant to the Certificate of Designation and the Warrants, the Selling Stockholders may not convert shares of the Series B Preferred or exercise their Warrants, as applicable, to the extent that immediately after such conversion or exercise such Selling Stockholder would beneficially own a number of shares of our common stock which would exceed 4.9% (in the case of Helena) or 4.99% (in the case of holders of the Placement Agent Warrants) of the outstanding shares of our common stock, which may be increased by a Selling Stockholder to up to 19.9% (in the case of Helena) or 19.99% (in the case of holders of the Placement Agent Warrants) upon 61 days’ notice from the Selling Stockholders to the Company (the “Beneficial Ownership Limitation”), provided that any such adjustment to the Beneficial Ownership Limitation shall only apply to the Selling Stockholder that elected to make such adjustment and shall not be effective until sixty-one (61) days after the Company’s receipt of notice of such adjustment. The number of shares set forth in the below table does not reflect the application of the Beneficial Ownership Limitation. Additionally, because the Conversion Price applicable to the shares of Series B Preferred is not fixed, but is limited by the Floor Price, the number of shares of common stock that will actually be issued to Helena upon conversion of the shares of Series B Preferred may be less than the number of shares included in the below table and being offered by this prospectus.

The table is based on information supplied to us by the Selling Stockholders. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the Commission, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with Commission rules, in computing the number of shares beneficially owned by the Selling Stockholders, shares of common stock subject to derivative securities held by a Selling Stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after October 15, 2025, are deemed outstanding for purposes of that Selling Stockholders.

The Selling Stockholders may sell all, some or none of their shares of common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by the Selling Stockholders. See “Plan of Distribution.”

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	Shares of Common Stock Beneficially Owned Before		Shares of Common Stock Offered Under this		Shares of Common Stock Beneficially Owned After Offering(1)
Name of Selling Stockholder	Offering		Prospectus		Number	Percentage(2)
Helena Global Investment Opportunities I Ltd.(3)	3,214,777	(4)	1,548,188	(5)	1,666,589	33.9%
Mackey Alligood(6)	23,283	(7)	9,031	(8)	14,252	*
Christian Hiller(6)	23,282	(9)	9,030	(10)	14,252	*
Stephen Kiront(6)	17,591	(11)	7,094	(12)	10,497	*
Barry Kiront(6)	18,991	(13)	7,094	(14)	11,897	*

(1)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the Selling Stockholders to third parties.

(2)	Based on 1,695,732 shares of our common stock outstanding as of October 15, 2025.

(3)	Helena Global Investment Opportunities I Ltd. is a Cayman Islands exempted company limited by shares and its business address is 71 Fort Street, Third Floor, Grand Cayman KY1-1111, Cayman Islands. We have been advised that Helena is not a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(4)	Consists of (i) up to 61,287 shares of common stock issuable to Helena upon exercise of the Investor Warrants issued in the Initial Tranche together with the shares of Series B Preferred; (ii) up to 64,065 shares of common stock issuable to Helena upon exercise of the Investor Warrants issued in the Second Tranche together with the shares of Series B Preferred; (iii) up to 1,352,395 shares of common stock issuable upon conversion of shares of our Series B Preferred issued to Helena in the Third Tranche pursuant to the Purchase Agreement, based on the Floor Price; (iv) up to 188,842 shares of common stock issuable to Helena upon exercise of the Investor Warrants issued in the Third Tranche together with the shares of Series B Preferred; (v) up to 1,352,395 shares of common stock issuable upon conversion of shares of our Series B Preferred issued to Helena in the Fourth Tranche pursuant to the Purchase Agreement, based on the Floor Price; and (vi) up to 195,793 shares of common stock issuable to Helena upon exercise of the Investor Warrants issued in the Fourth Tranche together with the shares of Series B Preferred.

(5)	Consists of (i) up to 1,352,395 shares of common stock issuable upon conversion of shares of our Series B Preferred issued to Helena in the Fourth Tranche pursuant to the Purchase Agreement, based on the Floor Price, and (ii) up to 195,793 shares of common stock issuable to the Helena upon exercise of the Investor Warrants issued in the Fourth Tranche together with the shares of Series B Preferred.

(6)	Mackey Alligood, Christian Hiller, Stephen Kiront and Barry Kiront are each affiliated with Craft Capital Management, LLC, with a registered address of 1200 N. Federal Hwy, Suite 328, Boca Raton, FL 33432, and each such individual has sole voting and dispositive power over the securities held by such individual.

(7)	Consists of up to 2,800, 3,100 and 8,352 shares of common stock issuable upon exercise of Placement Agent Warrants issued to Mr. Alligood in connection with the Initial Tranche Closing, Second Tranche Closing and Third Tranche Closing, respectively.

(8)	Consists of up to 9,031 shares of common stock issuable upon exercise of Placement Agent Warrants issued to Mr. Alligood in connection with the Fourth Tranche Closing.

(9)	Consists of up to 2,800, 3,100 and 8,352 shares of common stock issuable upon exercise of Placement Agent Warrants issued to Mr. Hiller in connection with the Initial Tranche Closing, Second Tranche Closing and Third Tranche Closing, respectively.

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(10)	Consists of up to 9,030 shares of common stock issuable upon exercise of Placement Agent Warrants issued to Mr. Hiller in connection with the Fourth Tranche Closing.

(11)	Consists of up to 1,500, 2,434 and 6,563 shares of common stock issuable upon exercise of Placement Agent Warrants issued to Mr. Kiront in connection with the Initial Tranche Closing, Second Tranche Closing and Third Tranche Closing, respectively.

(12)	Consists of up to 7,094 shares of common stock issuable upon exercise of Placement Agent Warrants issued to Mr. Kiront in connection with the Fourth Tranche Closing.

(13)	Consists of up to 2,900, 2,434 and 6,563 shares of common stock issuable upon exercise of Placement Agent Warrants issued to Mr. Kiront in connection with the Initial Tranche Closing, Second Tranche Closing and Third Tranche Closing, respectively.

(14)	Consists of up to 7,094 shares of common stock issuable upon exercise of Placement Agent Warrants issued to Mr. Kiront in connection with the Fourth Tranche Closing.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;
•	through the writing or settlement of options, forward sales or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be a Selling Stockholder for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

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The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Snell & Wilmer L.L.P., San Diego, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm, has audited the Company’s financial statements at December 31, 2024 and 2023, and for the years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Rosenberg Rich Baker Berman, P.A.’s report, given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the Commission relating to the shares of our common stock being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents.

The Commission maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the Commission. The address of that site is http://www.sec.gov. The registration statement and the exhibits are available through the Commission’s website.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information will be available at the website of the Commission referred to above. Additionally, you may access our filings with the Commission through our website at www.tivichealth.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the Commission, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Tivic Health Systems, Inc.

Attention: Corporate Secretary

47685 Lakeview Blvd.

Fremont, California 94538

(888) 276-6888

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference,” below. We have not, and the Selling Stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus, any accompanying prospectus supplement and the registration statement of which this prospectus is a part.

We incorporate by reference into this prospectus, any accompanying prospectus supplement and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the Commission:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025;

•	our Quarterly Report on Form 10-Q filed with the Commission on May 15, 2025;

•	our Quarterly Report on Form 10-Q filed with the Commission on August 14, 2025;

•	our Current Reports on Form 8-K and 8-K/A filed with the Commission on January 3, 2025, February 5, 2025, February 12, 2025, February 24, 2025, March 5, 2025, March 6, 2025, March 21, 2025, April 3, 2025, April 10, 2025, April 14, 2025, April 22, 2025, May 2, 2025, May 14, 2025, May 20, 2025, June 25, 2025, July 7, 2025, July 25, 2025, August 20, 2025, August 27, 2025 and October 15, 2025 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the Commission under Section 12(b) of the Exchange Act on November 10, 2021 (File No. 001-41052), including any amendments or reports filed for the purpose of updating such description, and Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these materials in the manner set forth under the heading “Where You Can Find Additional Information,” above.

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1,580,437 Shares of Common Stock

_________________

PRELIMINARY PROSPECTUS

_________________

, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Tivic Health Systems, Inc.

SEC Registration Fee	$635.13

Accounting Fees and Expenses	$10,000.00

Legal Fees and Expenses	$25,000.00

Miscellaneous Fees and Expenses	$15,000.00

Total	$50,635.13

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation, as amended (“Charter”), and amended and restated bylaws, as amended (“Bylaws”) that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of laws;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Charter authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

II-1

As permitted by Section 145 of the Delaware General Corporation Law, our Bylaws will provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our Bylaws are not exclusive.

Our Charter provides that we will indemnify each person who was or is a party, or is or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The above discussion of our Charter, Bylaws and Delaware law is not intended to be exhaustive and is respectively qualified in its entirety by such Charter, Bylaws and applicable Delaware law.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain standard policies of insurance that provide coverage for certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

To the extent that our directors and officers are indemnified under the provisions contained in our Charter, Bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

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Item 16. Exhibits.

The exhibits required by Item 601 of Regulation S-K and Item 16 of this Registration Statement are listed in the Exhibit Index immediately preceding the signature page and such list is incorporated herein by reference.

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference (Form Type)	Filing Date	Filed Herewith

3.1	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock of Tivic Health Systems, Inc., dated April 29, 2025.	8-K	5/2/2025

4.1	Form of Warrant (Helena Global Investment Opportunities 1 Ltd.).	8-K	5/2/2025

4.2	Form of Placement Agent Warrant (Craft Capital Management LLC).	S-1/A	7/25/2025

5.1	Opinion of Snell & Wilmer L.L.P.			X

10.1	Securities Purchase Agreement, by and between Tivic Health Systems, Inc. and Helena Global Investment Opportunities 1 Ltd., dated April 29, 2025.	8-K	5/2/2025

10.2	Registration Rights Agreement, by and between Tivic Health Systems, Inc. and Helena Global Investment Opportunities 1 Ltd., dated April 29, 2025.	8-K	5/2/2025

23.1	Consent of Rosenberg Rich Baker Berman, P.A.			X

23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).			X

24.1	Power of Attorney (included on signature page to the Registration Statement).			X

107	Filing Fee Table.			X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this October 17, 2025.

TIVIC HEALTH SYSTEMS, INC.

By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer Ernst and Lisa Wolf, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer Ernst	Chief Executive Officer and Director	October 17, 2025
Jennifer Ernst	(Principal Executive Officer)

/s/ Lisa Wolf	Chief Financial Officer	October 17, 2025
Lisa Wolf	(Principal Financial Officer and Accounting Officer)

/s/ Sheryle Bolton	Chair of the Board of Directors	October 17, 2025
Sheryle Bolton

/s/ Christina Valauri	Director	October 17, 2025
Christina Valauri

/s/ Dean Zikria	Director	October 17, 2025
Dean Zikria

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